UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): April 27, 2005

Merrill Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	000-24715 (Commission File Number)	01-0471507 (IRS Employer Identification No.)

201 Main Street, Bangor, Maine 04401
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (207) 942-4800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Upon the first anniversary of the date of the Employment Agreement with Mr. Clift, Mr. Lucy and Mrs. Jordan, and on each Anniversary Date occurring thereafter, the Board of Directors shall review the terms of the Employment Agreement and the Executive’s performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement pursuant to a resolution duly adopted by the members of the Board. On April 27, 2005, the Board of Directors of Merrill Merchants Bancshares, Inc. approved an extension of the Employment Agreements dated March 18, 2004 for Mr. Clift, Mr. Lucy and Mrs. Jordan. The employment agreements have been previously filed with the Commission.

Item 7.01 Regulation FD Disclosure.

On April 27, 2005, Merrill Merchants Bancshares, Inc. issued a shareholder slide presentation, to be presented to the Company’s shareholders at its Annual Meeting in Bangor, Maine on April 27, 2005, which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	The following exhibit is furnished as part of this report:

Exhibit No.   Description
99.1            A shareholder slide presentation of Merrill Merchants Bancshares, Inc. as of December 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merrill Merchants Bancshares, Inc.

Date: April 27, 2005	By:	/s/ Deborah A. Jordan
Deborah A. Jordan
Chief Financial Officer